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                                                                    EXHIBIT 99.A

NEWS RELEASE
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FOR IMMEDIATE RELEASE:     October 30, 1997
CONTACT:                   Gina Wilson
                           303-978-3101

                CHIEF FINANCIAL OFFICER LEAVES STILLWATER MINING

DENVER, COLORADO - STILLWATER MINING COMPANY (AMEX:SWC) announced that R. Daniel Williams, 50, Chief Financial Officer, is leaving the Company to pursue other interests. His responsibilities will be assumed on an interim basis by William
E. Nettles, 53, Chairman and Chief Executive Officer. Nettles was previously Chief Financial Officer for Engelhard Corporation before joining Stillwater Mining.

"We wish Dan every success in his new endeavors and thank him for his efforts during his tenure at Stillwater," said Nettles. "We have identified a number of qualified candidates for this vacancy and will be making a decision in the near future."

Stillwater Mining Company is the only U.S. producer of platinum and palladium and the only significant primary source of platinum group metals outside of South Africa. The Company is traded on the American Stock Exchange under the symbol SWC.

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